Exhibit 4.12

Execution Version

ASSUMPTION AGREEMENT

(Collateral Trust Agreement)

ASSUMPTION AGREEMENT, dated as of July 23, 2015 made by F-M TSC Real Estate Holdings LLC, a Delaware limited liability company (the “New Loan Party”) in favor of CITIBANK, N.A., as Collateral Trustee under the Collateral Trust Agreement referred to below (in such capacity, the “Collateral Trustee”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Collateral Trust Agreement.

W I T N E S S E T H:

WHEREAS, Federal-Mogul Holdings Corporation, a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower parties thereto (together with the Borrower, the “Loan Parties”) and the Collateral Trustee have entered into the Amended and Restated Collateral Trust Agreement, dated as of April 15, 2014 (as amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”); and

WHEREAS, the New Loan Party desires to become a party to the Collateral Trust Agreement in accordance with Section 6.11 of the Collateral Trust Agreement;

NOW, THEREFORE, IT IS AGREED:

1.    Collateral Trust Agreement. By executing and delivering this Assumption Agreement, the New Loan Party hereby becomes a party to the Collateral Trust Agreement as a “Loan Party” thereunder and, without limiting the foregoing, hereby expressly assumes all obligations and liabilities of an “Loan Party” thereunder.

2.    GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

F-M TSC Real Estate Holdings LLC

By:	/s/ Susan Fisher
Name:	Susan Fisher
Title:	Secretary & Treasurer

Address for Notices:

F-M TSC Real Estate Holdings LLC
c/o Federal-Mogul Corporation
World Headquarters
27300 West 11 Mile Road
Southfield, Michigan 48034
Attention: James C. Zabriskie
Tel: (248) 354-8673
Fax: (248) 354-6746

With copies to:
Michelle Epstein Taigman
Tel: (248) 354-7063
Fax: (248) 354-7727

Signature Page to Assumption Agreement (Collateral Trust Agreement)